Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 27, 2025, between Healthcare Triangle, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (including their respective successors and assigns, each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.	Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1:

1.1. “Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

1.2. “Action” shall have the meaning ascribed to such term in Section 3.1.10.

1.3. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

1.4. “Agreement” shall have the meaning ascribed to such term in the preamble.

1.5. “BHCA” shall have the meaning ascribed to such term in Section 3.1.48.

1.6. “Board of Directors” means the board of directors of the Company.

1.7. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

1.8. “Buy-In Price” shall have the meaning ascribed to such term in Section 4.1.5.

1.9. “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

1.10. “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

1.11. “Code” means the Internal Revenue Code of 1986, as amended.

1.12. “Commission” means the United States Securities and Exchange Commission.

1.13. “Common Warrants” means the Series A Warrants and the Series B Warrants.

1.14. “Common Stock” means the shares of the Company’s common stock, $0.00001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

1.15. “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

1.16. “Company” shall have the meaning ascribed to such term in the preamble.

1.17. “Company Counsel” means with respect to U.S. federal securities law and New York law, Sichenzia Ross Ference Carmel LLP.

1.18. “Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned or held for use by the Company.

1.19. “Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary or otherwise bound.

1.20. “Company IP Registrations” means all Company Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any governmental authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

1.21. “Company Privacy Policy” means each external or internal, past or present privacy policy or privacy or data security-related policy of Company, as well as any representation, obligation or promise of Company under any contract, relating to: (i) the privacy of customers or users of any Company Products, website, products or services operated by or on behalf of Company; and (ii) the collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any Customer Data or Personal Information, each as defined.

1.22. “Company Products” means all proprietary products and services of the Company that are currently being, or at any time since the Company’s inception have been, offered, licensed, sold, distributed, hosted, maintained, supported or otherwise provided or made available by or on behalf of Company.

1.23. “Company Systems” means all Software, and computer hardware, servers, networks, platforms, peripherals, data communication lines and other information technology equipment and related systems, including any outsourced systems and processes, that are owned or used by Company in the conduct of its business as currently conducted.

1.24. “Customer Data” means all data, text, content, information or other material uploaded or otherwise transmitted by Company’s customers to, or stored by Company’s customers on or in, Company Products or any service of Company.

1.25. “Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

1.26. “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

1.27. “Disqualification Event” shall have the meaning ascribed to such term in Section 3.1.50.

1.28. “Escrow Agent” means Sichenzia Ross Ference Carmel LLP, as escrow agent.

1.29. “Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and the Placement Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

1.30. “Evaluation Date” shall have the meaning ascribed to such term in Section 3.1.25.

1.31. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.32. “Exempt Issuance” means (i) any conventional bank loans that are not convertible into, or exercisable or exchangeable for, shares of Common Stock or Common Stock Equivalents and do not involve any issuance of any shares of Common Stock or Common Stock Equivalents or other security of the Company in connection therewith; (ii) shares of Common Stock or options issued to employees, officers or directors of the Company pursuant to the Company’s equity incentive plans or pursuant to the compensation agreements previously authorized by the Board of Directors; (iii) securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; and (iv) securities issued (x) to consultants in return for services or (y) pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided in each case that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement prior to 90 days after the Release Date and provided with respect to clause (y) that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

1.33. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

1.34. “Federal Reserve” shall have the meaning ascribed to such term in Section 3.1.48.

1.35. “GAAP” shall have the meaning ascribed to such term in Section 3.1.8.

1.36. “Indebtedness” shall have the meaning ascribed to such term in Section 3.1.34.

1.37. “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1.16.

1.38. “Irrevocable Consent” means that certain irrevocable consent executed by the Company’s officers and directors, whereby such officers and directors agree to seek and vote all equity of the Company held by them in favor of each corporate action contemplated in the definition of Stockholder Approval (as defined herein and in the Common Warrants), whether at a meeting of stockholders, by action taken at a meeting, by consent or otherwise.

1.39. “Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1.50.

1.40. “IT Systems and Data” shall have the meaning ascribed to such term in Section Error! Reference source not found..

1.41. “Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1.4.

1.42. “Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

1.43. “Lock-Up Agreement” means each Lock-Up Agreement, dated as of the date hereof, by and between the Company and each of the directors, executive officers and stockholders holding at least ten percent (10%) of the outstanding shares of Common Stock as set forth on Disclosure Schedule 1.42, in the form of Exhibit 1.43 attached hereto.

1.44. “Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1.2.

1.45. “Material Permits” shall have the meaning ascribed to such term in Section 3.1.14.

1.46. “Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1.49.

1.47. “OFAC” shall have the meaning ascribed to such term in Section 3.1.46.

1.48. “Open Source Software” means any Software or Intellectual Property that is distributed as “free” or “open source” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (http://opensource.org/osd) including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), MIT License (MIT), Apache License, Artistic License and BSD Licenses.

1.49. “Per Unit Purchase Price” equals $0.42 (less $0.00001 for each Pre-Funded Warrant), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

1.50. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

1.51. “PFIC” shall have the meaning ascribed to such term in Section 4.18.

1.52. “Placement Agent” means collectively, RBW Capital Partners LLC, a division of Dawson James Securities, Inc. and Spartan Capital Securities, LLC

1.53. “Placement Agent Agreement” means the placement agent agreement, dated on or about the date hereof, between the Company and the Placement Agent relating to the purchase and sale of the Securities under this Agreement and the purchase and sale of Securities to other accredited investors pursuant to the terms of such Placement Agent Agreement.

1.54. “Pre-Funded Warrants” means the pre-funded Common Stock purchase warrants, in the form of Exhibit 1.53.1 attached hereto delivered to the Purchasers at the Closing in accordance with Section 2.2.1 hereof, which Pre-Funded Warrants shall be exercisable immediately and shall expire when exercised in full.

1.55. “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

1.56. “Public Information Failure” shall have the meaning ascribed to such term in Section 4.2.2.

1.57. “Purchaser” shall have the meaning ascribed to such term in the preamble.

1.58. “Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

1.59. “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Purchaser Parties, in the form of Exhibit 1.59 attached hereto.

1.60. “Release Date” means the later of (x) the earlier of (i) the Resale Effective Date registering all of the Securities or (ii) the date that the Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) and (y) the Trading Day during which the Company files a Current Report on Form 8-K with the Securities and Exchange Commission giving public notice of the Stockholder Approval.

1.61. “Required Approvals” shall have the meaning ascribed to such term in Section 3.1.5.

1.62. “Resale Effective Date” means the earliest of the date that (a) the initial Resale Registration Statement registering for resale all Shares and Warrant Shares has been declared effective by the Commission, (b) all of the Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that the applicable holder of Shares and Warrant Shares is not an Affiliate of the Company, or (d) all of the Shares and Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

1.63. “Resale Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and Warrant Shares.

1.64. “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

1.65. “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

1.66. “SEC Reports” shall have the meaning ascribed to such term in Section 3.1.8.

1.67. “Securities” means the Shares, the Warrants and the Warrant Shares purchased pursuant to this Agreement.

1.68. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.69. “Series A Warrants” means the warrants to purchase shares of Common Stock delivered to the Purchasers at the Closing in accordance with Section 2.2.1 hereof, which Series A Warrants shall be in the form of Exhibit 1.69 attached hereto.

1.70. “Series B Warrants” means the warrants to purchase shares of Common Stock delivered to the Purchasers at the Closing in accordance with Section 2.2.1 hereof, which Series B Warrants shall be in the form of Exhibit 1.70 attached hereto.

1.71. “Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement, but excluding the Warrant Shares.

1.72. “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

1.73. “Stockholder Approval” means (a) such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company, or board of directors in lieu thereof, with respect to issuance of all of the Warrants and the Warrant Shares upon the exercise thereof, consents to (A) adjustments in any such Warrants above the price set forth in clause (ii) of the definition of “Floor Price” (as defined in the Warrants), (B) any adjustment to the Exercise Price and/or number of shares of Common Stock underlying the Warrants in the event of an adjustment as described in the respective Series A Warrants and Series B Warrants, (C) any adjustment to the Exercise Price and/or number of shares of Common Stock underlying the Warrants in the event of any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the Common Stock, and (D) any adjustment to the Exercise Price of the Warrants in the event of a voluntary adjustment as described in the respective Series A Warrants and Series B Warrants; and/or to give full effect to the terms of the Warrants (including consent to the “alternative cashless exercise” provision of the Series B Warrants), in each case without regard to any limitations upon exercise of the Warrants relating to Stockholder Approval and/or the provisions prohibiting adjustments set forth in such Warrants; and (b) such approval as may be required by the Delaware General Corporation Law (i) to implement a reverse stock split of the Company’s Common Stock, if required, to maintain the Company’s listing on the Trading Market; and (ii) to increase the number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as amended, in connection with Shares and Warrant Shares issuances herewith].

1.74. “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Securities purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

1.75. “Subsidiary” means any subsidiary of the Company as set forth on Disclosure Schedule 1.75 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

1.76. “Trading Day” means a day on which the principal Trading Market is open for trading.

1.77. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, OTCQX, Pink Open Market (or any successors to any of the foregoing).

1.78. “Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, the Placement Agent Agreement, the Lock-Up Agreement, the Escrow Agreement, the Irrevocable Consent, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

1.79. “Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company, and any successor transfer agent of the Company.

1.80. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than in connection with customary anti-dilution adjustments resulting from future stock splits, stock dividends or similar transactions, or (ii) issues or sells any amortizing convertible security that amortizes prior to its maturity date, whereby it is required to or has the option to (or the investor in such security has the option to require the Company to) make such amortization payments in Common Stock (whether or not such payments in stock are subject to certain equity conditions) or (iii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby it may sell securities at a future determined price, regardless of whether Shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled, provided that any issuance of Shares (1) issued in connection with the Securities Purchase Agreement dated December 28, 2023 between the Company and L1 Capital Global Opportunities Master Fund Ltd or any of the transaction documents related thereto (collectively, The “L1 Transaction Documents”) excluding any amendments or restatements of such L1 Transaction Documents or (2) upon the exercise of the Common Warrants issuable hereunder will not be deemed a Variable Rate Transaction.

1.81. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the OTC Pink (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of the Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

1.82. “Warrants” means the Series A Warrants, the Series B Warrants and/or Pre-Funded Warrants, as the context deems appropriate.

1.83. “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.	Purchase and Sale.

2.1. Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of approximately $20.0 million of Common Stock and Warrants; provided, however, that a Purchaser in its sole discretion, may elect to purchase Pre-Funded Warrants in lieu of Shares in such manner to result in the same aggregate purchase price being paid by such Purchaser less $0.00001 per Pre-Funded Warrant. Each Purchaser shall deliver to the Escrow Agent, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Securities, as determined pursuant to Section 2.2.1, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3.1 and 2.3.2, the Closing shall take place remotely by electronic means.

2.2. Deliveries.

2.2.1. The Company shall deliver or cause to be delivered to each Purchaser, or Placement Agent, as appropriate, the following at the times stated:

2.2.1.1 on the date hereof:

2.2.1.1.1. this Agreement duly executed by the Company;

2.2.1.1.2. a duly executed and delivered Certificate of the Chief Financial Officer, in customary form reasonably satisfactory to the Placement Agent and its counsel;

2.2.1.1.3. the Lock-Up Agreements;

2.2.1.1.4. the Irrevocable Consent in customary form reasonably satisfactory to the Placement Agent and its counsel, to vote Shares in favor of the Stockholder Approval;

2.2.1.1.5. the Registration Rights Agreement duly executed by the Company; and

2.2.1.1.6. the Escrow Agreement.

2.2.1.2 on or prior to the Closing Date:

2.2.1.2.1. a legal opinion of Company Counsel, addressed to the Placement Agent and the Purchasers, in form and substance reasonably acceptable to the Placement Agent and the Purchasers;

2.2.1.2.2. a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a book entry statement evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price, registered in the name of such Purchaser;

2.2.1.2.3. for each Purchaser of Pre-Funded Warrants pursuant to Section 2.1, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of such Purchaser’s Subscription Amount applicable to Pre-Funded Warrants divided by the Per Unit Purchase Price, with an exercise price equal to $0.00001, subject to adjustment as provided therein;

2.2.1.2.4. the Company shall have provided the flow of funds, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

2.2.1.2.5. a duly executed and delivered Officers’ Certificate, in customary form reasonably satisfactory to the Placement Agent and its counsel;

2.2.1.2.6. a duly executed and delivered Certificate of the Chief Financial Officer, in customary form reasonably satisfactory to the Placement Agent and its counsel;

2.2.1.2.7. the Series A Warrants registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100.0% of the sum of the number of Shares and Pre-Funded Warrants stated on such Purchaser’s signature page hereto, each with an exercise price equal to $0.841, subject to adjustment as provided therein;

2.2.1.2.8. the Series B Warrants registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100.0% of the sum of the number of Shares and Pre-Funded Warrants stated on such Purchaser’s signature page hereto, each with an exercise price equal to $0.842, subject to adjustment as provided therein;

2.2.1.2.9. a duly executed joint written instructions to the Escrow Agent; and

2.2.1.2.10. a duly executed and delivered Secretary’s Certificate, in customary form reasonably satisfactory to the Placement Agent and its counsel.

2.2.2. Each Purchaser, and the Placement Agent, as applicable, shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following at the times stated:

2.2.2.1 on the date hereof:

2.2.2.1.1. this Agreement duly executed by such Purchaser;

2.2.2.1.2. the Registration Rights Agreement duly executed by such Purchaser;

2.2.2.1.3. a duly executed joint written instructions to the Escrow Agent;

2.2.2.1.4. the Escrow Agreement; and

[1]	NTD: 200% * Per Unit Purchase Price (example: if we price at $.50, then warrant exercise price equals to $1).

[2]	NTD: 200% * Per Unit Purchase Price.

2.2.2.1.5. the Placement Agent Agreement.

2.2.2.2 on or prior to the Closing Date, such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3. Closing Conditions.

2.3.1. The obligations of the Company hereunder in connection with the Closing are subject to each of the following conditions being met:

2.3.1.1 the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date).

2.3.1.2 all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed.

2.3.1.3 the delivery by each Purchaser of the items set forth in Section 2.2.2 of this Agreement.

2.3.2. The respective obligations of each Purchaser hereunder in connection with the Closing are subject to each of the following conditions being met:

2.3.2.1 the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date).

2.3.2.2 all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

2.3.2.3 the delivery by the Company of the items set forth in Section 2.2.1 of this Agreement.

2.3.2.4 there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

2.3.2.5 from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

2.3.2.6 the Company shall have received Irrevocable Consents from directors and officers of the Company, in a form reasonably acceptable to the Placement Agent.

2.3.2.7 the Company shall have set the Closing Date as the record date with respect to the meeting of the Company’s stockholders pursuant to Section 4.12 of this Agreement.

3.	Representations and Warranties.

3.1. Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

3.1.1. Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth on Disclosure Schedule 3.1.1. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

3.1.2. Organization and Qualification. The Company and each of the operating Subsidiaries are entities duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents or (ii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.1.3. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.1.4. No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.1.5. Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Resale Registration Statement pursuant to the Registration Rights Agreement, (iii) the notice(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the consents described on Disclosure Schedule 3.1.5, and (v) the Stockholder Approval and such other filings as are required to be made under applicable state securities laws (the “Required Approvals”).

3.1.6. Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof), free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and applicable law. The Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof), free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and applicable law. Subject to the Stockholder Approval, the Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

3.1.7. Capitalization. Except as contemplated by this agreement, the capitalization of the Company as of the date hereof is as set forth on Disclosure Schedule 3.1.7, which Disclosure Schedule 3.1.7 shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Other than as stated in Disclosure Schedule 3.1.7, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options and vesting of restricted stock under the Company’s stock incentive plans. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except pursuant to this Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as delivered in connection with this Agreement, there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

3.1.8. SEC Reports; Financial Statements. Except as described on Disclosure Schedule 3.1.8, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.1.9. Material Changes; Undisclosed Events, Liabilities or Developments. Other than as described on Disclosure Schedule, 3.1.9, since the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

3.1.10. Litigation. Except as set forth in Disclosure Schedule 3.1.10, there is no material action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth on Disclosure Schedule 3.1.10, (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company except in the ordinary course of business that would not have a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.1.11. Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.1.12. Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.1.13. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.1.14. Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.1.15. Title to Assets. Except as set forth on Disclosure Schedule 3.1.15, the Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Neither the Company nor any of its Subsidiaries has received any written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases or licenses or with respect to the properties mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession or use of the leased or subleased or licensed premises or the properties mentioned above, other than such claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.1.16. Intellectual Property. Disclosure Schedule 3.1.1.16 lists all (i) Company IP Registrations and (ii) Company Intellectual Property, including Software, that is not registered but that is material to the Company’s business or operations. All required filings and fees related to the Company IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Company IP Registrations are otherwise in good standing, except as listed on Disclosure Schedule 3.1.1.16. The Company has made available to the Investor true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Company IP Registrations. There are no actions that must be taken by the Company (or any third party on the Company’s behalf) prior to the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Company IP Registrations. To the Company’s Knowledge, there are no facts or circumstances that would render any Company IP Registrations invalid or unenforceable. To the Company’s Knowledge, there has been no misrepresentation or failure to disclose any fact or circumstances in any application for any Company IP Registrations that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company IP Registrations. The Company has not claimed a particular status, including “small entity status,” in the application for any Company IP Registrations, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

3.1.16.1 Disclosure Schedule 3.1.1.16 lists all Company IP Agreements that are material to the Company’s business as it presently is being conducted. The Company has made available to the Investor true and complete copies of all such Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company, nor to the Company’s Knowledge any other party thereto, is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Company IP Agreement.

3.1.16.2 The Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record owner of all right, title and interest in and to the Company Intellectual Property, or has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Company’s current business or operations, in each case, free and clear of Liens.

3.1.16.3 The Company has entered into binding, written agreements with every current and former employee since its inception, and with every current and former independent contractor since its inception, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Company Intellectual Property; and (ii) acknowledge the Company’s exclusive ownership of all Company Intellectual Property. The Company has provided the Investor with true and complete copies of all such agreements.

3.1.16.4 The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company’s business or operations as currently conducted.

3.1.16.5 The Company’s rights in the Company Intellectual Property are, and, since inception, have been, valid, subsisting and enforceable. The Company has taken all reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all confidential information and trade secrets included in the Company Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure agreements.

3.1.16.6 The conduct of the Company’s business as currently and formerly conducted, and the Company Products and related processes and infrastructure, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate the Intellectual Property or other rights of any Person. To the Company’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Company Intellectual Property.

3.1.16.7 There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license or inquiries regarding the need to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Company; (ii) challenging the validity, enforceability, registrability or ownership of any Company Intellectual Property or the Company’s rights with respect to any Company Intellectual Property; or (iii) by the Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Company Intellectual Property. The Company is not subject to any outstanding or prospective governmental order (including any motion or petition therefor) that does or would restrict or impair the use of any Company Intellectual Property.

3.1.17. Company Products; Proprietary Software.

3.1.17.1 Disclosure Schedule 3.1.17 contains a correct, current and complete list of all currently distributed Company Products, identifying for each item all previous major releases. Since inception, as used in this Agreement, the term “major release” means any change embodied by the phrase “Version 1 to Version 2” etc. in contrast to changes labeled “Version 1.1 to Version 1.2” or “8.3.29” etc.

3.1.17.2 Disclosure Schedule 3.1.17 identifies all Company Intellectual Property and all Intellectual Property licensed to the Company under a Company IP Agreement and that are (A) used in the development, maintenance, use or support of such Company Product, (B) incorporated in or distributed or licensed with such Company Product in any manner for use in connection with such Company Product, or (C) used to deliver, host or otherwise provide services with respect to such Company Product, and in each case (except for non-customized, off-the-shelf Software that is commercially available pursuant to shrink-wrap, click-through or other standard form agreements or with an annual license fee or replacement value of less than $10,000), the Company IP Agreement relating to Company’s use of such item.

3.1.17.3 All Company Products are fully transferable, alienable or licensable by the Company without restriction and without payment of any kind to any third party. The Company has not transferred ownership of, or granted any exclusive license of (or exclusive right to use), or authorized the retention of any exclusive rights to use or joint ownership of, any Company Product or any related Software or other Intellectual Property to any other Person. The Company is not subject to any Company IP Agreement (other than with respect to current customers pursuant to the Company’s standard form of customer agreement entered into in the ordinary course of business) that includes any unperformed obligations that require the Company to develop any Software or other Intellectual Property, including any enhancements or customizations that are part of or used in connection with the Company Products (collectively, “Customizations”), and the Company owns and will continue to own all right, title and interest in and to all such Customizations developed by the Company.

3.1.17.4 Disclosure Schedule 3.1.17 identifies all Company Intellectual Property that was developed under a contract with a governmental entity using any government or university funding, resources or staff, and identifies all Company Intellectual Property to which any government entity or university has any rights (other than non-exclusive license rights granted to current customers to use Company Products pursuant to the Company’s form of customer agreement entered into and as modified in the ordinary course of business).

3.1.18. Source Code.

3.1.18.1 The Company is in actual possession of and has exclusive control over a complete and correct copy of the source code for all Software included in the Company Intellectual Property.

3.1.18.2 Except for application programming interfaces and other interface code that is generally available to customers, the Company has not disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any Company Product to any escrow agent or any other Person, other than an independent contractor or consultant of the Company pursuant to a valid and enforceable written agreement prohibiting use or disclosure except in the performance of services for the Company. Without limiting the foregoing, neither the execution of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, or would reasonably be expected to, result in the release from escrow or other delivery to any Person of any source code for any Company Product.

3.1.18.3 As of the date hereof, there has been no unauthorized theft, reverse engineering, decompiling, disassembling or other unauthorized disclosure of or access to any source code for any Company Product.

3.1.19. Open Source Software.

3.1.19.1 Disclosure Schedule 3.1.19 sets forth a true and complete list of each item of open source software that is or has been used by or on behalf Company, in the development of or that is incorporated into, combined with, linked with, distributed with, provided to any Person as a service, provided via a network as a service or application, or otherwise made available with, any Company Product, and for each such item of Open Source Software, (A) the applicable Company Product, and (B) the name and version number of the applicable license agreement.

3.1.19.2 The Company has complied in all material respects with all notice, attribution and other requirements of each license applicable to the Open Source Software required to be disclosed in Disclosure Schedule 3.1.19.

3.1.19.3 The Company has not used any Open Source Software in a manner that does, will or would reasonably be expected to, require Company or any other Person to (A) disclose or distribute the source code of the Software of any Company Product, (B) license or otherwise offer or distribute any Company Product on a royalty-free basis, or (C) grant any patent license, non-assertion covenant or, rights to modify, make derivative works based on, decompile, disassemble or reverse engineer or any other rights to any Company Product or Company Intellectual Property.

3.1.20. Conformance with Specifications; Defects; Malicious Code.

3.1.20.1 All Company Products conform in all material respects to all applicable warranties in all contracts with customers.

3.1.20.2 To the Company’s Knowledge, none of the Company Products contain any bug, defect or error that materially adversely affects the functionality or performance of such Company Product against its applicable specifications.

3.1.20.3 To the Company’s Knowledge none of the Company Products, and no other Software used in the provision of any Company Product or otherwise in the operation of its business, contains any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, malware, spyware, or other device or code (“Malicious Code”) designed or intended to, or that could reasonably be expected to, (A) disrupt, disable, harm or otherwise impair the normal and authorized operation of, or provide unauthorized access to, any computer system, hardware, firmware, network or device on which any Company Product or such other Software is installed, stored or used, or (B) damage, destroy or prevent the access to or use of any data or file without the user’s consent. The Company has taken reasonable steps designed to prevent the introduction of Malicious Code into the Company Products.

3.1.21. IT Systems.

3.1.21.1 To the Company’s Knowledge, the Company Systems are reasonably sufficient for the needs of the Company’s business as currently conducted, including as to capacity, scalability, and ability to process current and anticipated peak volumes in a timely manner. The Company Systems are in sufficiently good working condition to perform all information technology operations and include sufficient licensed capacity (whether in terms of authorized sites, units, users, seats or otherwise) for all Software, in each case as necessary for the conduct of the Company’s business as currently conducted.

3.1.21.2 Since its inception, there has been no unauthorized access, use, intrusion or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any Company Systems, that has resulted in or could reasonably be expected to result in any: (A) substantial disruption of or interruption in or to the use of such Company Systems or the conduct of the Company’s business; (B) material loss, destruction, damage or harm of or to Company or its operations, personnel, property or other assets; or (C) material liability of any kind to the Company. The Company has taken reasonable actions, consistent with applicable industry best practices in the Company’s industry, to protect the integrity and security of the Company Systems and the data and other information stored thereon.

3.1.21.3 The Company maintains commercially reasonable back-up and data recovery, disaster recovery and business continuity plans, procedures and facilities, has acted in material compliance therewith, and has tested such plans and procedures on a regular basis, and such plans and procedures have been proven effective in all material respects upon such testing.

3.1.22. Data Privacy and Protection; Cybersecurity.

3.1.22.1 The Company has complied with all Company Privacy Policies and with all applicable Laws and contracts to which it is a party relating to: (A) the privacy of customers or users of the Company Products, any website, product or service operated by or on behalf of the Company; and (B) the collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any Customer Data or Personal Information by the Company or by third parties having authorized access to the records of the Company, with respect to each of (A) and (B) in all material respects. No claims have been asserted or, are threatened against the Company alleging a violation of any person’s privacy, confidentiality or other rights under any Company Privacy Policy, under any contract, or under any Law relating to any Customer Data or Personal Information. With respect to any Customer Data and Personal Information, the Company has taken commercially reasonable measures (including implementing and monitoring compliance with respect to technical and physical security) designed to safeguard such data against loss and against unauthorized access, use, modification, disclosure or other misuse. There has been no unauthorized access to or other misuse of any Customer Data and Personal Information. The Company has not received any complaint from any Person (including any action letter or other inquiry from any Governmental Authority) regarding the Company’s collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of Customer Data or Personal Information. There have been no facts or circumstances that would require Company to give notice to any customers, suppliers, consumers or other similarly situated Persons of any actual or perceived data security breaches pursuant to an applicable Laws requiring notice of such a breach.

3.1.22.2 Without limiting the generality of the foregoing, the Company is compliant with all Laws relating to data privacy and data protection, and the collection, storage, maintenance and transmission of personal data and health information, including, without limitation, HIPAA, the European General Data Protection Regulation, the California Consumer Privacy Act of 2018, the California Privacy Rights Act of 2020, and all other applicable Laws. The Company is compliant with the agreements, terms and policies of, and has not reason to believe that it will not continue to have access to, the third party data hosting and transmission services and infrastructure it utilizes or anticipates utilizing in its operations as presently conducted or planned, including without limitation, Amazon Web Services, Google Cloud and Microsoft Azure Cloud.

3.1.22.3 The Company has complied with the SEC’s rules related to cybersecurity risks and related disclosures.

3.1.23. Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in amount deemed prudent by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.1.24. Transactions with Affiliates and Employees. Except as set forth on Disclosure Schedule 3.1.24, during the past three fiscal years and the subsequent interim period through the date of this Agreement, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.1.25. Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth on Disclosure Schedule 3.1.25, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

3.1.26. Certain Fees. Except for the fees and expenses of the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1.26 that may be due in connection with the transactions contemplated by the Transaction Documents.

3.1.27. Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

3.1.28. Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

3.1.29. Registration Rights. Except as disclosed on Disclosure Schedule 3.1.29 and other than to each of the Purchasers pursuant to the Registration Rights Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

3.1.30. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Disclosure Schedule 3.1.30, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

3.1.31. Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.1.32. Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

3.1.33. No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

3.1.34. Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Disclosure Schedule 3.1.34 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

3.1.35. Tax Status. Except as disclosed in Disclosure Schedule 3.1.35, the Company and its Subsidiaries each (i) has made or filed all material United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

3.1.36. No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.1.37. Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

3.1.38. Accountants. The Company’s accounting firm is M&K CPAS, PLLC. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the 2024 fiscal year.

3.1.39. No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

3.1.40. Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.1.41. Acknowledgment Regarding Purchaser’s Trading Activity. Notwithstanding anything in this Agreement or elsewhere herein to the contrary (except for Sections 3.2.7 and 4.15 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

3.1.42. Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

3.1.43. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Purchasers shall be deemed a representation and warranty by the Company to the Purchasers as to the matters covered thereby.

3.1.44. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires most recently completed by each of the Company’s directors and officers is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

3.1.45. Stock Incentive Plans. Each stock option granted by the Company under the Company’s stock incentive plan, if any, was granted (i) in accordance with the terms of the Company’s stock incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.1.46. Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

3.1.47. U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

3.1.48. Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

3.1.49. Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.1.50. No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

3.1.51. Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

3.1.52. Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.1.53. FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

3.1.54. Separate and Independent Purchasers. The Company further (A) represents and warrants and acknowledges and agrees that, to the knowledge of the Company (i) each Purchaser is participating in the offering of Securities contemplated hereby separately and independently of the other Purchasers, (ii) none of the Purchasers have communicated directly with one another, and all communications by the Purchasers concerning the Transaction Documents and the transactions contemplated thereby and any matters related thereto were solely conducted separately and independently with the Placement Agent without the involvement or inclusion of any other Purchaser, and (iii) the Purchasers do not constitute a “group” as that term is used under Section 13(d) of the Exchange Act, and (B) covenants and agrees not to take a position to the contrary to the foregoing.

3.1.55. Majority Voting Power. As of each Closing Date, SecureKloud Technologies, Inc. and any Affiliate are the holders of the majority of the outstanding voting power of the Company

3.2. Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

3.2.1. Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the law of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2.2. Own Account. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser understands that the Securities are “restricted securities” as defined in Rule 144 and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty shall not limit such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

3.2.3. Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act. Such Purchaser hereby represents that neither such Purchaser nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

3.2.4. Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

3.2.5. General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

3.2.6. Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be and has not been provided to it (other than with respect to the transactions contemplated by the Transaction Documents). In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

3.2.7. Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

4.	Other Agreements of the Parties.

4.1. Transfer Restrictions.

4.1.1. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1.2, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

4.1.2. Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in substantially the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

4.1.3. The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

4.1.4. Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1.2 hereof), (i) while a registration statement (including the Resale Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares, as the case may be, pursuant to Rule 144 and the Company is then in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Shares or Warrant Shares are eligible for sale or may be sold under Rule 144 (assuming cashless exercise of the Warrants), without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or a Purchaser if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, if the Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Warrants), or if the Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following the Resale Effective Date or at such time as such legend is no longer required under this Section 4.1.4, it will, no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), at the Company’s sole cost, deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Warrant Shares, as the case may be, that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. The Company agrees that no medallion guarantee (or other type of guarantee or notarization) shall be required to remove a legend from any Shares or Warrant Shares, as the case may be. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend. In addition to such Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, 2.0% of the total of the value of the Shares or Warrant Shares for which the removal of the legend is sought (based on the VWAP of the Common Stock on the date such Shares or Warrant Shares are submitted to the Transfer Agent) (the “Legend Removal Value”) for each of the first two (2) full months that said opinion is not delivered after the Legend Removal Date and 1.0% of the total Legend Removal Value for each full month thereafter until such certificate is delivered without a legend.

4.1.5. In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1.4, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares or Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii). Notwithstanding anything herein to the contrary, in no event will the Company be required to make payments pursuant to this Section 4.1.4 because the Company has not filed a registration statement or a registration statement has not been declared effective; for the avoidance of doubt, only the liquidated damages provision set forth in Section 2.4 of the Registration Rights Agreement shall apply to such matters.

4.1.6. Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Resale Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2. Furnishing of Information; Public Information.

4.2.1. Until no Purchaser owns any Securities and the Warrants have terminated, the Company covenants to maintain the effectiveness of the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to use reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.2.2. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities (assuming cashless exercise for the Warrants) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Shares and Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2.2 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4. Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file, within the time required by the Exchange Act a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents (including, without limitation, the Placement Agent) in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries, or any of their respective officers, directors, agents (including, without limitation, the Placement Agent), employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, if any, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) to the extent required by federal securities law in connection with (i) any Resale Registration Statement contemplated by this Agreement or the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which such cases the Company shall (x) obtain prior advice of competent counsel that such disclosure is required, (y) provide the Purchasers with prior notice of such disclosure permitted under this Section 4.4 and (z) reasonably cooperate with such Purchasers regarding such disclosure.

4.5. Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7. Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes (which for the avoidance of doubt may include acquisitions, in the Company’s discretion and/or the repayment of the Company’s existing debt), including working capital. The Company shall not use such proceeds: (a) for the redemption of any shares of Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations.

4.8. Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; (b) any action instituted against the Purchaser Parties in any capacity (including a Purchaser Party’s status as an investor), or any of them or their respective Affiliates, by the Company or any stockholder of the Company who is not an Affiliate of such Purchaser Party, arising out of or relating to any of the transactions contemplated by the Transaction Documents; for the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by the Company against the Purchaser Parties; provided, however, that such indemnification shall not cover any loss, claim, damage or liability to the extent it is finally judicially determined to be attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in any Transaction Document or any conduct by a Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct; or (c) in connection with any registration statement of the Company providing for the resale by the Purchasers of the Warrant Shares issued and issuable upon exercise of the Warrants, the Company will indemnify each Purchaser Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and, except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the applicable Purchaser Party (which may be internal counsel), a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. In addition, if any Purchaser Party takes actions to collect amounts due under any Transaction Documents or to enforce the provisions of any Transaction Documents, then the Company shall pay the costs incurred by such Purchaser Party for such collection, enforcement or action, including, but not limited to, attorneys’ fees and disbursements. The indemnification and other payment obligations required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation, defense, collection, enforcement or action, as and when bills are received or are incurred; provided, that if any Purchaser Party is finally judicially determined not to be entitled to indemnification or payment under this Section 4.8, such Purchaser Party shall promptly reimburse the Company for any payments that are advanced under this sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9. Listing of Common Stock.

4.9.1. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.10. Subsequent Equity Sales.

4.10.1. From the date hereof until ninety (90) days after the Release Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (other than Common Stock issued in connection with the L1 Transaction Documents dated December 28, 2013, excluding any amendments or restatements thereof) or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement or, solely with respect to securities issued pursuant to any share or option plan duly adopted for such purpose by the Board of Directors or a committee of non-employee directors established for such purpose for services rendered to the Company, on Form S-8. However, the Company shall be permitted to issue up to 500,000 options to purchase shares pursuant to the Company’s equity incentive plan.

4.10.2. From the date hereof until one hundred and eighty (180) days after the Release Date, the Company and its Subsidiaries shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. Any Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.10.2 shall not apply in respect of (i) an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance; (ii) any issuance of Shares issued in connection with the Securities Purchase Agreement dated December 28, 2023 between the Company and L1 Capital Global Opportunities Master Fund Ltd or any of the transaction documents related thereto (collectively, The “L1 Transaction Documents”) excluding any amendments or restatements to such L1 Transaction Documents or (iii) any issuance of Shares upon the exercise of the Common Warrants issuable hereunder, which will not be deemed a Variable Rate Transaction.

4.11. Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, agents or Affiliates after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.12. Stockholder Approval. The Company shall hold a special meeting of stockholders with a record date prior to the Closing Date (which may also be at the annual meeting of stockholders) at the earliest practicable date after the date hereof, but in no event later than sixty (60) days after such record date for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. Within ten (10) Business Days following the Closing Date, the Company shall either (i) file a preliminary Schedule 14A proxy statement with the Commission or (ii) cause its majority stockholder to sign a written consent which when effective would constitute Stockholder Approval and file a preliminary Schedule 14C information statement with the Commission for the purpose of obtaining Stockholder Approval, and the Company shall use its best efforts to obtain such Stockholder Approval. The Company shall file a Current Report on Form 8-K giving notice of obtaining Stockholder Approval no later than prior to the commencement of trading on the Trading Market one (1) Trading Day following the time of obtaining Stockholder Approval; provided that if the Stockholder Approval occurs during trading hours, the Company shall file a Current Report on Form 8-K giving notice of obtaining Stockholder Approval no later than two (2) hours following the time of obtaining Stockholder Approval. In the event Stockholder Approval (or board approval in lieu thereof following six months after the Closing Date) does not occur, the Company will be required to hold additional meetings at least one time every sixty (60) days until the earlier of the date Stockholder Approval is obtained or the Warrants are no longer outstanding, with printed and mailed proxy statements sent to shareholders for such meetings. Notwithstanding the foregoing, the Company may, in lieu of holding a special meeting of stockholders as aforesaid, obtain the written consent of a majority of its stockholders covering the Stockholder Approval so long as prior to sixty (60) days after the Closing Date, such written consents are obtained and in accordance with Exchange Act Rule 14c-2 at least twenty (20) days shall have transpired from the date on which a written information statement containing the information specified in Schedule 14C detailing such Stockholder Approval shall have been filed with the SEC and delivered to stockholders of the Company.

4.13. Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.14. Capital Changes. Except as specifically set forth in the definition of “Stockholder Approval”, until the date that is ninety (90) days after the Release Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares and Pre-Funded Warrants, based on the initial Subscription Amounts hereunder.

4.15. Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.16. Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements (and any lock-up agreements contemplated in the Lock-Up Agreements) except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement (and any lock-up agreements contemplated in the Lock-Up Agreements) in accordance with its terms. If any party to a Lock-Up Agreement (and any lock-up agreements contemplated in the Lock-Up Agreements) breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement (and any lock-up agreements contemplated in the Lock-Up Agreements).

4.17. Registration Rights Agreement. On the date hereof, the Company shall enter into the Registration Rights Agreement and shall not amend, modify, waive or terminate any provision of the Registration Rights Agreement, except pursuant to the terms of the Registration Rights Agreement.

4.18. QEF Election. If a Purchaser so requests in writing for any taxable year of the Company, the Company, after consulting with its outside accounting firm, shall within fifteen (15) Business Days notify such Purchaser in writing that either (A) neither the Company nor any of its Subsidiaries was a “passive foreign investment company” as defined in Section 1297 of the Code (“PFIC”) for such year, or (B) the Company and/or one or more of its Subsidiaries was a PFIC for such year, in which event the Company shall provide to such Purchaser, upon the reasonable written request of such Purchaser, the information reasonably necessary to allow such Purchaser to elect to treat each of the Company and any applicable Subsidiaries (if any), respectively, as a “qualified electing fund” (within the meaning of Section 1295 of the Code for such year, including a “PFIC Annual Information Statement” as described in Treasury Regulation Section 1.1295-1(g)(1) (or any successor Treasury Regulation).

4.19. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants, subject to the receipt of Stockholder Approval and adjustments as described in the Warrants. In the event that the Company does not have a sufficient number of shares of Common Stock available to honor the exercise of Warrants following receipt of Stockholder Approval but prior to an increase in the number of authorized shares of Common Stock, the Company shall allocate the available number of Warrant Shares on a pro rata basis among all Purchasers exercising Warrants, until such time as the Company has a sufficient number of authorized shares of Common Stock to issue all Warrant Shares in full.

4.20. Maintenance of DTC Eligibility. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.21. Exercise Procedures. The form of Exercise Notice (as defined in the Warrants) included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. Without limiting the preceding sentences, no ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.22. Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.23. Liquidation. For a period of twelve (12) months from the Closing Date, the Company shall not voluntarily engage in a liquidation of the Company’s assets.

4.24. Nasdaq Compliance. The Company hereby agrees with the Purchasers that the funds deposited into the Escrow Account at the Closing pursuant to Section 2.1 shall not be released to the Company until the Purchasers have received written confirmation from Nasdaq and the Company that (1) any non-compliance by the Company with the Nasdaq’s minimum bid price rules that occur within the next 180Trading Days will not cause an automatic delisting of the Company’s Common Stock from Nasdaq; (2) Nasdaq will provide the Company an opportunity to cure such non-compliance by effecting a reverse stock split; and (3) any non-compliances to Nasdaq listing rules as reported in the Company’s current reports on Form 8-K filed with the Commission on June 5, 2023, March 22, 2024, June 27, 2024, September 6, 2024 and January 21, 2025 have been cured or will be cured pursuant to the compliance plan presented to the Nasdaq hearing panel. If such confirmation is not received by the Purchasers within 30 days of the Closing Date, then all funds shall be returned to the Purchasers at their request and to the extent such funds are returned, the securities issued by the Company and the respective Transaction Documents (except for the Placement Agent Agreement) executed hereby shall be cancelled. In connection with funds return and securities issuance cancellation pursuant to this Section 4.24, the Company is liable for and will pay applicable expenses incurred by the Placement Agent pursuant to Section 7 of the Placement Agent Agreement. The Purchasers hereby agree that they have received the written confirmation from Nasdaq that is required for release of funds from the Escrow Account.

4.25. Warrant Amendments. The Company agrees that for so long as the Warrants are outstanding, it will not amend or enter into any agreement to amend the terms of any warrants to purchase shares of the Company’s Common Stock that are outstanding as of the date hereof, without the prior written consent of the Purchasers which purchased at least 50.1% in interest of the Shares and Pre-Funded Warrants based on the initial Subscription Amounts hereunder.

5.	Miscellaneous.

5.1. Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2. Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Shares and Pre-Funded Warrants based on the initial Subscription Amounts hereunder (or, prior to Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or multiple Purchasers), the consent of such disproportionately impacted Purchaser (or multiple Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8. No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the law of the State of New York. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10. Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such Shares and the restoration of such Purchaser’s right to acquire such Shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through the legal counsel to the Placement Agent. The legal counsel of the Placement Agent does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18. Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20. Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[HCTI Securities Purchase Agreement Signature Pages Follows]

[HCTI Securities Purchase Agreement – Company Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HEALTHCARE TRIANGLE, INC.		Address for Notice:

By:		Healthcare Triangle, Inc.
Name:	Thyagarajan Ramachandran	Attn: Chief Financial Officer
Title:	Chief Financial Officer	7901 Stoneridge Drive, Suite 220,
Pleasanton, CA 94588
Email: rt@healthcaretriangle.com

With a copy to (which shall not constitute notice):

The Company Counsel:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st floor

New York, NY, 10036

Attn: Ross D. Carmel, Esq.

Email: rcarmel@srfc.law

The Placement Agent Counsel:

Manatt, Phelps & Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92626

Attn: Thomas J. Poletti, Esq.; Veronica Lah, Esq.

Email: tpoletti@mantt.com; vlah@manatt.com

[HCTI Securities Purchase Agreement – Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:
Signature of Authorized Signatory of Purchaser:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Signatory:
Address for Notice to Purchaser:
Address for Delivery of Securities to Purchaser (if not same as address for notice):
Subscription Amount:
Shares:
Pre-funded Warrants:
Beneficial Ownership Blocker:
Series A Warrants:
Beneficial Ownership Blocker:
Series B Warrants:
Beneficial Ownership Blocker:
Employer Identification Number: